Exhibit 23.2


                       Consent of Ernst & Young LLP
                         Independent Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-0000), pertaining to the Directors' Fiscal 2002 Stock Retainer Plan, of our report dated May 5, 2000, with respect to the consolidated financial statements of Independence Community Bank Corp. included in its Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.


                                          /s/Ernst & Young LLP

New York, New York
May 3, 2001